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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 ------------

                                   FORM 8-A

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              For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or 12(g) of the
                       Securities Exchange Act of 1934



                         CAPSTONE CAPITAL CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


                MARYLAND                               63-1115479
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


1000 URBAN CENTER DRIVE, SUITE 630, BIRMINGHAM, ALABAMA       35242
           (Address of Principal Executive Offices)         (Zip Code)

        If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box: [ ]

        If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box: [ ]


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


        TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
 --------------------------------                ------------------------------

% SERIES A CUMULATIVE PREFERRED STOCK               NEW YORK STOCK EXCHANGE
    PAR VALUE $.001 PER SHARE


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                     NONE



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of the Series A Cumulative Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Capital Stock -- Preferred Stock" on pages 21 through 23 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-31639, as filed on July 18, 1997 and as supplemented by the information in the section entitled "Description of Series A Preferred Stock" on pages S-10 through S-14 of the Prospectus Supplement dated September ,1997 as filed as part of Amendment No. 2 to the Registration Statement on September 17, 1997. Such description is incorporated herein by reference.

ITEM 2. EXHIBITS.

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

1.0 Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Form S-11 Registration Statement No. 33-77788, dated April 15, 1994, together with Amendment to Articles of Incorporation incorporated by reference to
      Exhibit 3.3 to the Company's Form S-11 Registration Statement
      No. 33-77788, and Amendment to Articles of Incorporation incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Company's Form S-11 Registration Statement No. 33-77788.

2.0   Amended and Restated Bylaws of the Company, incorporated by reference to
      Exhibit 3.2 to Amendment No. 1 to the Company's Form S-11 Registration Statement No. 33-89756, dated March 6, 1995.

3.0 Form of Articles Supplementary classifying the Series A Cumulative Preferred Stock, incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company's Form S-3 Registration Statement No. 333-31639, dated September 17, 1997.

4.0   Specimen share certificate for Company's Series A Cumulative
      Preferred Stock, incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Company's Form S-3 Registration Statement No. 333-31639, dated September 17, 1997.







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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Dated: September 25, 1997

                                       CAPSTONE CAPITAL CORPORATION

                                       By: /S/ John W. McRoberts
                                          -------------------------------------
                                                   John W. McRoberts
                                          President and Chief Executive Officer










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                                EXHIBIT INDEX

                                                                                      LOCATED AT
EXHIBIT                                                                               SEQUENTIAL
NUMBER             DESCRIPTION                                                        PAGE NUMBER
-------            -----------                                                        -----------
1.0     Amended and Restated Articles of Incorporation of the Company,                     *
        incorporated by reference to Exhibit 3.1 to the Company's Form S-11
        Registration Statement No. 33-77788, dated April 15, 1994, together with Amendment to Articles of Incorporation incorporated by reference to
        Exhibit 3.3 to the Company's Form S-11 Registration Statement No. 33-
        77788, and Amendment to Articles of Incorporation incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the company's form S-11
        Registration Statement No. 33-77788.

2.0     Amended and Restated Bylaws of the Company, incorporated by reference              *
        to Exhibit 3.2 to Amendment No. 1 to the Company's Form S-11
        Registration Statement No. 33-89756, dated March 6, 1995.

3.0     Form of Articles Supplementary Classifying the Series A                            *
        Cumulative Preferred Stock.

4.0     Specimen share certificate for Company's Series A Cumulative                       *
        Preferred Stock.

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* Incorporated by reference.  See "Item 2. Exhibits" at sequential page 2

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